                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the financial statements of Alignment Healthcare, Inc. and the effectiveness of Alignment Healthcare, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alignment Healthcare, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Costa Mesa, California
December 22, 2025